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                        TRUST INTEREST PURCHASE AGREEMENT

            THIS TRUST INTEREST PURCHASE AGREEMENT is made and entered into as of May 9, 2001 (this "Agreement", which term shall include any exhibits attached hereto), by and between Liberty Satellite & Technology, Inc., a Delaware corporation ("Seller") and Liberty Satellite, LLC, a Delaware limited liability company ("Purchaser").

                              W I T N E S S E T H:

            WHEREAS, Seller owns beneficial interests (the "Interests") in the Liberty PCS Trust (the "Trust") represented by Certificate Numbers 11 and 12 (the "Certificates");

            WHEREAS, the Interests represented by the Certificates represent rights with respect to an aggregate of 5,084,745 shares of the PCS Common Stock - Series 2 of Sprint Corporation ("Sprint Stock") and the related Collar (defined below) and Loan (defined below); and

            WHEREAS, Seller desires to sell and Purchaser desires to purchase upon the terms and conditions contained herein the Interests represented by the Certificates.

            NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound, the parties agree as follows:

            Section 1. PURCHASE AND SALE. Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller, the Interests represented by the Certificates, in exchange for delivery to Seller of the Purchase Price (defined below) and the assumption by Purchaser of $63,041,160 of indebtedness of Seller to the Trust ("Debt") for the Trust's borrowings under the Loan. The Purchase Price shall be payable in the form of two Promissory Notes, each dated the date hereof and executed by Purchaser (the "Notes"). As used herein the following terms have the following meanings:

            (a) "Purchase Price" means $224,225,597 representing the dollar amount equal to (1) the fair value of the Sprint Stock as of the close of business on the day immediately preceding the date hereof, PLUS (2) the Black-Scholes option pricing model value of the Collar as of the close of business on the day immediately preceding the date hereof, MINUS (3) Debt for the Trust's borrowings under the Loan as of the close of business on the day immediately preceding the date hereof.

            (b) "Collar" means the collar transaction entered into between [Financial Institution] and the Trust with respect to 5,084,745 shares of the Sprint Stock pursuant to the confirmation, dated as of June 29, 2000, and attached hereto as Exhibit A.

            (c) "Loan" means the loan transaction entered into between [Financial Institution] and the Trust pursuant to the Amended and Restated Loan Agreement, dated as of November 3, 2000, attached hereto as Exhibit B.

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            Section 2. DELIVERIES. Simultaneously with the execution hereof,
(i) Seller shall deliver to Purchaser the Certificates and execute an assignment with respect to such Certificates in the form of Exhibit A hereto,
(ii) Purchaser and Seller shall deliver to each other a duly executed assignment and assumption agreement with respect to the Debt in the form of Exhibit B hereto, (iii) Seller shall deliver to Purchaser duly executed Notes, and (iv) Seller and Purchaser shall duly execute and deliver to each other a certain Security Agreement, dated as of the date hereof, relating to the Notes and the Interests represented by the Certificates. The parties agree to execute, acknowledge, and deliver such other agreements, instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

            Section 3. REPRESENTATIONS AND WARRANTIES OF PARTIES. Each party represents and warrants to the other that:

            (a) it is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of its formation or incorporation; and it has full power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets and properties at the places currently located and in the manner currently used and operated;

            (b) it has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement;

            (c) it has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

            Section 4. TRANSFER TAXES. Each party agrees to pay 50% of any transfer taxes which may be payable in respect of the purchase and sale of the Interests represented by the Certificates pursuant to this Agreement.

            Section 5. NO CONTINUING INTEREST. Seller hereby agrees that after the date hereof, it will not have any right or claim with respect to the Trust by virtue of its having owned the Interests represented by the Certificates and Seller hereby waives any such right or claim. Nothing contained in this Section shall be deemed to abridge the rights provided to Seller by this Agreement, the Notes or the Security Agreement.

            Section 6. MISCELLANEOUS.

                  (a) NOTICES. Any notice or communication given hereunder shall be given in accordance with the Notes.

                  (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

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            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    LIBERTY SATELLITE & TECHNOLOGY, INC.


                                     By:_______________________
                                     Name:
                                     Title:


                                    LIBERTY SATELLITE, LLC


                                     By:_______________________
                                     Name:
                                     Title:





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Exhibit A
                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, Liberty Satellite & Technology, Inc. hereby sells, assigns and transfers unto Liberty Satellite, LLC, Trust Certificate #11 and Trust Certificate #12 (collectively, the "Certificates") representing beneficial interests in the Liberty PCS Trust (the "Trust") with respect to an aggregate of 5,084,745 shares of the PCS Common Stock - Series 2 of Sprint Corporation and related collar transaction with respect to such shares, and does hereby irrevocably appoint ____________________ attorney to transfer the Certificates and the beneficial interests in the Trust represented thereby on the books of the Trust. The attorney may substitute another to act for him or her.

Date: May 9, 2001

Holder:     Liberty Satellite & Technology, Inc.

      By:_______________________
      Name:
      Title:

*IMPORTANT READ CAREFULLY!

      The signature(s) to this assignment separate from certificate must correspond with the name(s) as written upon the face of the Certificates in every particular without alteration, enlargement or change whatsoever.



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Exhibit B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption Agreement is entered into as of May 9, 2001 (this "Agreement"), by and among Liberty Satellite & Technology, Inc., a Delaware corporation ("Assignor"), and Liberty Satellite, LLC, a Delaware limited liability company ("Assignee").

      WHEREAS, Assignor and Assignee are parties to a Trust Interest Purchase Agreement, dated the date hereof;

      WHEREAS, Assignor desires to assign all of its rights and delegate all of its duties which it may have to the Liberty PCS Trust ("Trust") with respect to the loan transaction entered into between [Financial Institution] and the Trust pursuant to the Amended and Restated Loan Agreement, dated as of November 3, 2000 (the "Loan"), to Assignee and Assignee desires to accept the same.

      NOW THEREFORE, in consideration of the premises, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound, the parties agree as follows:

      1. Assignor hereby assigns, as of the date hereof, to Assignee all of Assignor's rights, obligations and liabilities to the Trust with respect to the Loan (including indebtedness to the Trust of $63,041,160). Assignee hereby accepts, as of the date hereof, such assignment and assumes all such rights, obligations and liabilities.

      2. This Agreement may be signed in multiple counterparts which, taken together, shall constitute one and the same instrument.

      3. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule that would apply the laws of any jurisdiction other than the State of New York.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

                                    LIBERTY SATELLITE & TECHNOLOGY, INC.


                                    By:___________________
                                    Name:
                                    Title:


                                    LIBERTY SATELLITE, LLC


                                    By:___________________
                                    Name:
                                    Title:



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